Schedule A

FUNDS

For each Fund, the investment management fee shall be accrued daily and calculated in accordance with the corresponding schedule set forth below:

(1)  Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.20000%
For the next $2.5 billion	0.19500%
For the next $2.5 billion	0.19000%
For the next $2.5 billion	0.18500%
For the next $5 billion	0.18000%
For the amount over $15 billion	0.17000%

Fund	Effective Date:
First Trust Multi-Strategy Alternative ETF (LALT)	January 27, 2023
FT Cboe Vest Laddered Moderate Buffer ETF (BUFZ)	October 19, 2023

(2)  Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.85000%
For the next $2.5 billion	0.82875%
For the next $2.5 billion	0.80750%
For the next $2.5 billion	0.78625%
For the amount over $10 billion	0.76500%

Fund	Effective Date:
FT Cboe Vest U.S. Equity Moderate Buffer ETF – January (GJAN)	January 12, 2023
FT Cboe Vest U.S. Equity Moderate Buffer ETF – February (GFEB)	February 10, 2023
FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETF – March (XMAR)	March 10, 2023
FT Cboe Vest U.S. Equity Moderate Buffer ETF – March (GMAR)	March 10, 2023
FT Cboe Vest U.S. Equity Moderate Buffer ETF – April (GAPR)	April 17, 2023
FT Cboe Vest U.S. Equity Moderate Buffer ETF – May (GMAY)	May 15, 2023
FT Cboe Vest U.S. Equity Moderate Buffer ETF – June (GJUN)	June 9, 2023
FT Cboe Vest U.S. Equity Moderate Buffer ETF – July (GJUL)	June 9, 2023
FT Cboe Vest U.S. Equity Moderate Buffer ETF – August (GAUG)	June 9, 2023

FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETFs – July (XJUL)	July 12, 2023
FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETFs – August (XAUG)	July 12, 2023
FT Cboe Vest U.S. Equity Buffer & Premium Income ETF - September (XISE)	September 8, 2023
FT Cboe Vest U.S. Equity Moderate Buffer ETF – September (GSEP)	September 9, 2023
FT Cboe Vest U.S. Equity Moderate Buffer ETF – October (GOCT)	September 9, 2023
FT Cboe Vest U.S. Equity Moderate Buffer ETF – November (GNOV)	September 9, 2023
FT Cboe Vest U.S. Equity Moderate Buffer ETF – December (GDEC)	September 9, 2023
FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETFs – October (XOCT)	October 12, 2023
FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETFs – November (XNOV)	October 12, 2023
FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETFs – December (XJAN)	October 12, 2023
FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETFs – October (XFEB)	October 12, 2023
FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETFs – November (XAPR)	October 12, 2023
FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETFs – December (XMAY)	October 12, 2023
FT Cboe Vest U.S. Equity Buffer & Premium Income ETF - December (XIDE)	TBD

(3)  Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.90000%
For the next $2.5 billion	0.87750%
For the next $2.5 billion	0.85500%
For the next $2.5 billion	0.83250%
For the amount over $10 billion	0.81000%

FT Cboe Vest U.S. Small Cap Moderate Buffer ETF – May (SMAY)	May 15, 2023
FT Cboe Vest U.S. Small Cap Moderate Buffer ETF – August (SAUG)	August 7, 2023
FT Cboe Vest U.S. Small Cap Moderate Buffer ETF – November (SNOV)	November 6, 2023

(4)  Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
First $2.5 billion	1.10000%
$2.5 billion to $5 billion	1.07250%
$5 billion to $7.5 billion	1.04500%
$7.5 billion to $10 billion	1.01750%
Greater than $10 Billion	0.99000%

FT Energy Income Partners Enhanced Income ETF (EIPI)	TBD